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                                   AMENDMENT NO. 1
                                        TO THE
               COMPSAVINGS PLAN FOR EMPLOYEES OF COMPUSA INC. AND TRUST

WHEREAS, CompUSA Inc. (the "Company") is the employer and sponsor of the CompSavings Plan for Employees of CompUSA Inc. (the "Plan"); and

WHEREAS, pursuant to Section 19.1 of the Plan, the Company has reserved the right to amend the Plan from time to time;

NOW, THEREFORE, the Plan is hereby amended by adding a new Appendix D thereto to read as follows:

         APPENDIX D - SPECIAL PROVISIONS RELATED TO CERTAIN 1998 TRANSACTIONS

1.   PROVISIONS APPLICABLE TO EMPLOYEES TRANSFERRED TO IBM GLOBAL SERVICES.

     (a) IN GENERAL. On a date or dates to be determined by the Company's Senior Vice President - Human Resources, CompTeam Inc., a participating employer in the Plan, will transfer certain employees designated by the Company's Senior Vice President - Human Resources to IBM Global Services (the "Transferred Employees"). The Transferred Employees will be ineligible to participate in the Plan following the date of the transfer. The transfer, however, will not constitute a separation from service (within the meaning of the second paragraph of Section 11.1 of the Plan) with respect to the Transferred Employees. This amendment provides rules applicable to matching contributions, vesting and account balance transfers for Transferred Employees.

     (b) COMPANY MATCH CONTRIBUTIONS. The Employer shall make a basic Company Match Contribution, as described in Section 5.1(b) of the Plan, on behalf of each Transferred Employee who contributed to the Plan during the 1998 Plan Year. The basic Company Match Contribution on behalf of Transferred Employees shall be made without regard to the requirements set forth in
     Section 5.1(a)(1) (relating to employment on the last day of the Plan Year) and Section 5.1(a)(2) (relating to completion of 1,000 Hours of Service for the Plan Year). The Employer shall make the basic Company Match Contribution as soon as administratively feasible following the last date that the Transferred Employees are eligible to make Pre-Tax Contributions to the Plan. All other provisions of the Plan applicable to basic Company Match Contributions shall apply to the basic Company Match Contributions on behalf of Transferred Employees.

     Transferred Employees shall be ineligible to receive an allocation of supplemental Company Match Contributions (as described in the second paragraph of Section 5.1(a)), if any, with respect to contributions made by them during the 1998 Plan Year.

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     (c)  VESTING.  Notwithstanding the vesting schedule in Section 8.3 of the
     Plan, the Company Match Cash Account and Company Match Stock Account (including additions thereto resulting from basic Company Match Contributions under subsection (b) above) maintained under the Plan for each of the Transferred Employees shall be 100% vested as of the last date that the Transferred Employees are eligible to make Pre-Tax Contributions to the Plan.

     (d) ACCOUNT BALANCE TRANSFER. At such time as the Company's Senior Vice President - Human Resources may direct, the Trustee shall transfer the Accounts of the Transferred Employees to the trustee of the defined contribution plan which covers the Transferred Employees as employees of IBM Global Services. Such transfer shall comply with Section 19.2 of the Plan and other applicable law. As soon as administratively feasible following such transfer, the Committee shall cause a final Account statement to be issued to each of the Transferred Employees.

     2.   PROVISIONS APPLICABLE TO EMPLOYEES TRANSFERRED FROM COMPUTER CITY,
INC..

     (a) IN GENERAL. On or about September 1, 1998, CompTeam Inc. will become the employer of certain employees previously employed by Computer City, Inc. in connection with the the Company's acquisition of Computer City, Inc. from Tandy Corporation. The class of individuals to whom this amendment applies includes only those Employees who were both employed by Computer City, Inc. on the day immediately prior to the commencement of such person's employment with CompTeam Inc. and commenced employment with CompTeam Inc. in connection with the Company's acquisition of Computer City, Inc. from Tandy Corporation (the "Former Computer City Employees"). This amendment provides vesting and eligibility rules applicable to Former Computer City Employees.

     (b) VESTING; PERIOD OF EMPLOYMENT. Notwithstanding any provision of the Plan to the contrary, a Former Computer City Employee's service with Computer City, Inc. recognized for purposes of the Tandy Plan (a tax qualified defined contribution plan sponsored by Tandy Corporation for the benefit of employees of Tandy Corporation and certain of its subsidiaries and other affiliates, including Computer City, Inc.) shall be included in the determination of his or her Period of Employment for eligibility and vesting purposes of the Plan.

     (c) ELIGIBILITY. Notwithstanding any provision of the Plan to the contrary, Former Computer City Employees shall become Participants in the Plan on the date of acquisition by the Company of Computer City, Inc. from Tandy Corporation or such other date as may be determined by the Company's Senior Vice President - Human Resources to be administratively feasible.


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     3.   In all other respects, the Plan remains unamended and in full force and effect.


Date:  September 1, 1998           COMPUSA INC.
    ---------------------------
                                   By:Mel McCall
                                     -------------------------------------------
                                                  Senior Vice President -
                                          Title:  Human Resources
                                               ---------------------------------

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.

Date:  October 21, 1998            MERRILL LYNCH TRUST COMPANY, FSB
    ---------------------------
                                   By: Roger T. Meyer
                                     -------------------------------------------
                                         Title:  Vice President
                                              ----------------------------------







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